EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-99214, 333-32039, 333-83193, 333-85320, 333-109186, 333-63076, 333-112139, 333-126157, and 333-131097) pertaining to the amended and restated 1995 Stock Option Plan, Employee Stock Purchase Plan and International Employee Stock Purchase Plan, 1995 Non-Employee Directors Stock Option Plan, and Special Stock Option Plan, and SanDisk Corporation 2005 Stock Incentive, SanDisk Corporation 2005 Employee Stock Purchase Plan, SanDisk Corporation 2005 International Employee Stock Purchase Plan, Rhombus, Inc. 1998 Long Term Equity Incentive Plan, Matrix Semiconductor, Inc. 1999 Stock Plan, and the Matrix Semiconductor, Inc. 2005 Stock Incentive plan of SanDisk Corporation of our reports dated March 8, 2006, with respect to the consolidated financial statements of SanDisk Corporation, SanDisk Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SanDisk Corporation, included in this Annual Report (Form 10-K) for the year ended January 1, 2006.

/s/ Ernst & Young LLP

San Jose, California
March 8, 2006